Exhibit 3.19

BY-LAWS

of

McNEIL TECHNOLOGIES, INC.

BYLAWS

of

McNeil Technologies, Inc.

ARTICLE I

Identification

1.01                                  Name. The name of the Corporation is McNeil Technologies, Inc., (hereinafter the “Corporation”).

1.02                                  Registered Office and Registered Agent. The registered office of the Corporation is 5205 Chapel Gate Ct, Suite 300, and the name of the registered agent at this address is James L. McNeil.

1.03                                  Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Virginia, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

1.04                                  Seal. The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the name of the Corporation and about the lower periphery of it the words State of Virginia. In the center of the seal shall appear the words Corporate Seal and 1985.

1.05                                  Fiscal Year. The fiscal year of the Corporation shall begin on the 1st day of February and end on the 31st day of January of each year.

ARTICLE II

Capital Stock

2.01                                  Payment for Shares. Shares having a par value may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. The consideration for the issuance of shares may be paid, in whole or in part, in money in other property, tangible or intangible, or in labor or services actually performed for the Corporation; however, services cannot be payment for stock issued pursuant to Section 1244 of the Internal Revenue Code. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deeded to be fully paid and nonassessable. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for and share until the share is fully paid.

2.02                                  Certificates Representing Shares. Each holder of capital stock of the Corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary and sealed with the seal of the Corporation. Such seal may be a facsimile. Each certificate representing shares shall state on its face the name of the Corporation, that the Corporation is organized under the laws of the State of Virginia, the name of the person to whom issued, the number and class of shares which such certificate represents, the par value of each share represented by such certificate, or a statement that the shares are without par value.

Any certificate representing shares the transferability of which is restricted or limited shall so state upon the face or back thereof, and shall either set forth a full or summary statement of any such restriction or limitation or shall state that the Corporation will furnish to any shareholder upon request and without charge such full or summary statement.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional conversion or other special rights, Voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class of stock shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each shareholder who so requests the attributes of each class of stock.

2.03                                  Transfer of Stock. The Corporation shall register a transfer of a stock certificate presented to it for transfer if: the certificate is properly endorsed by the registered shareholder or by his/her duly authorized attorney; the endorsement or endorsements are witnessed by one witness unless this requirement is waived by the Secretary of the Corporation; the Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims; and any applicable law relating to the collection of taxes has been complied with. The Corporation shall be entitled, however, to recognize and enforce any lawful restriction on transfer.

2.04                                  Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate theretofore issued when the shareholder of record of the certificate: makes proof in affidavit form that it has been lost, destroyed, or wrong-fully taken; requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to identify the Corporation against and claim that may be made on account of the alledged loss, destruction, or theft of the certificates; and satisfies any other reasonable requirements imposed by the Corporation.

When a certificate has been lost, apparently destroyed, or wrongfully taken and the shareholder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving such notification, the shareholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

2.05                                  Stock Ledger. The Corporation shall maintain a stock ledger which contains the names of all persons, alphabetically arranged, who are or shall within six years have been shareholders of the Corporation, and showing their place of residence, the number of shares held by them respectively, the time when they became owners of such shares, and the amount of consideration actually paid in. Such ledger shall be available for inspection by the shareholders and creditors of the Corporation at the Corporation’s office or principal place of business on every business day during the usual business hours. Any shareholder, creditor or representative shall have a right to make extracts from such ledger.

2.06                                  Dividends. The holders of the outstanding capital stock of the Corporation shall be entitled to receive, when and as declared by a majority of the Board of Directors, dividends payable in cash, property, or stock of the Corporation. No dividend shall be declared or paid at a time when the Corporation is insolvent or when payments thereof would render the Corporation insolvent. Dividends in cash or property may be declared and paid only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, howsoever arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus and the amount per share paid from such surplus shall be disclosed to the stockholders receiving the same concurrently with the distribution.

ARTICLE III

Shareholders

3.01                                  Place of Meetings. Meetings of the shareholders of the Corporation shall be held at such other place or places, within or without the State of Virginia, as shall be designated by the Board of Directors.

3.02                                  Annual Meeting. The annual meeting of the shareholders shall be held at 10:00 a.m. on the second tuesday in March of each year if this day is not a legal holiday, and, if a holiday, then on the next following day that is not a legal holiday, or at such other date and time as shall be designated from time to time by the Board of Directors. At such annual meeting, the shareholders shall elect a board of directors and shall transact such other business as may properly be brought before the meeting. Failure to hold the annual meeting at the designated time shall not work a forefeiture or dissolution of the Corporation.

3.03                                  Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board, if one shall have been elected, or the President, and shall be called by the Secretary upon the request in writing of a shareholder or shareholders holding 40% of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting. Such request shall state the purpose of such meeting, and the business transacted at the special meeting shall be confined to the purpose stated in the notice of the meeting.

3.04                                  Notice of Meetings. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered shareholder entitled to vote at such meeting or entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered shareholder at his/her address as it appears on the stock transfer books of the Corporation, with postage prepaid.

3.05                                  Waiver of Notice. A shareholder waives notice if he/she before or after the meeting signs a waiver of the notice which is filed with the records of the shareholders’ meeting, or is present at the meeting in person or by proxy. Neither the business to be transacted at, nor the purpose of an annual or special meeting of shareholders, need be specified in any written waiver of notice.

3.06                                  Quorum. A majority of the shares entitled to votes represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum shall not be present or represented at any meeting of shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

3.07           Determination of Shareholders.

(a)                   Actions Requiring Shareholder Determination. It may be necessary to determine the shareholders of the Corporation:

(1)     entitled to notice of or a vote at a shareholders’ meeting;

(2)                 entitled to receive payment of any dividends or the allotment of any rights; or,

(3)                 for the purpose of any other action requiring shareholder participation.

(b)      Alternative Mechanisms for Determination of Shareholders.

(1)                 Closing Stock Transfer Books. The Board of Directors may provide that the Corporation’s stock transfer book(s)) shall be closed, i.e., shareholders listed as of that date are shareholders for purposes of such determinations, for a stated period not to exceed 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or vote of a shareholders’ meeting, the books shall be closed for at least 10 days immediately preceding the meeting; or,

(2)                 Setting “Record Date.” Instead of closing the stock transfer books, the Board of Directors may fix in advance a date termed the “record date” for any determination of shareholders for any of the purpose listed in subsection (a). Such date shall not be more than 60 days and, in the case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring this determination of shareholders is to be taken; or,

(3)                 Date of Action. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders for any of the purposes listed in subsection (a), the date on which notice of a shareholders’ meeting is mailed, or the date on which the resolution of the Board of Directors declaring the dividend is adopted, shall be the record date for the determination of shareholders.

(c)                    Application of Determination to Adjournments. When a determination of shareholders entitled to vote at any meeting of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall also apply to any adjournment thereof.

3.08                                  Conduct of Meetings. Meetings of the shareholders shall be presided over by the President of the Corporation or, if he is not present, by a Vice President, or, if none of said officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if he/she is not present, any Assistant Secretary shall act as secretary of such meetings. In the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

3.09                                  Voting. At all Meetings of shareholders, every share-holder entitled to vote thereat shall have one (1) vote for each share of stock standing in his/her name on the books of the Corporation on the date for the determination of shareholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such shareholder or her duly authorized attorney. Such proxy shall be dated, but need not be sealed, witnessed or acknowledged. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, minority members’ vote always prevails except as otherwise provided by law, or in the Article of Incorporation.

3.10                                  Action Without A Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. This consent shall have the same effect as a unanimous vote of shareholders and may be stated as such in any articles or document filed with the State Corporation Commission of Virginia.

ARTICLE IV

The Board of Directors

4.01                                  General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation directed or required to be exercised or done by the shareholders.

4.02                                  Number and Qualifications. The Board of Directors need not be residents of the State of Virginia or shareholders of the Corporation. The number of directors constituting the initial Board of Directors shall be (1). Thereafter, the number of directors may be increased or decreased from time to time by amendment of this Section, by the affirmative vote of a majority of the entire Board of Directors, to not less than (1), but no decrease shall have the effect of shortening the term of any incumbent director. At all times, a majority of the members of the board of directors must be socially and economically disadvantaged individuals as defined by the Small Business Administration in 13 C.F.R. § 124.1(c), or in any amendments thereto.

4.03                                  Election and Term of Office. Members of the initial Board of Directors shall hold office until the first annual meeting of the shareholders and until their successors shall have been elected and qualified. At the first annual meeting of shareholders, and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting and until their successors are elected and qualify, or until their death, resignation or removal, as provided in these Bylaws.

4.04                                  Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.05                                  Vacancies. Any vacancy occurring in the Board of Directors by reason of death, resignation, or removal of a director in mid-term, including a vacancy resulting from an increase by not more than two in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office.

4.06                                  Removal. At a meeting called expressly for that purpose, the shareholders of the Corporation may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

4.07                                  Place of Meetings. Meetings of the Board of Directors, annual, regular, or special, may be held either within or without the State of Virginia as the Board may determine or as shall be specified in the notice of any such meeting. Any meeting of the Board of Directors or a committee of the Board may be conducted by means of a conference telephone or by any means of communication by which all persons participating in this meeting are able to hear one another, and such participation shall constitute presence in person at the meeting.

4.08                                  Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the share holders, within or without the State of Virginia, for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new Members of the Board of Directors for this annual meeting shall be necessary.

4.09                                  Regular Meetings. Regular Meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

4.10                                  Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or the President and must be called by the Chairman of the Board, the President or the Secretary upon written request of one director.

4.11                                  Notice of Meetings. The Secretary shall provide each director with notice of special meetings of the Board of Directors. Such notice shall provide the time and place of the meeting, but need not state the purpose. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him/her at his/her residence or usual place of business, by first-class mail, at least 10 days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting or who shall attend such meeting, except when he/she shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

4.12                                  Quorum. A majority of the Number of directors fixed by these Bylaws and only when a minority is present shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Articles of Incorporation or these Bylaws. In the absence of a quorum at and meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors unless such time and place were announced to the other directors at the meeting at which the adjournment was taken.

4.13                                  Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the President (or, in his absences another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in his/her absence, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

4.14                                  Director Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he/she shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within three days after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his/her dissent known at the meeting.

4.15                                  Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or of a committee of the Board may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the directors or all of the Members of the committee, as the case may be, and is filed with the minutes of proceedings of the Board or committee.

4.16                                  Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, and to fix the basis and conditions upon which this compensation shall be paid to directors for services to the Corporation. Any director may also serve the Corporation in any other capacity and receive compensation therefor in any form.

4.17                                  Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees including an executive committees each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by statute or the Articles of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its Meetings and report the same to the Board. However, the appointment of any committee and the delegation of authority to it does not relieve the Board of Directors or any director of any responsibility imposed by law.

ARTICLE V

The Officers

5.01                                  Officers. The officers of the Corporation shall consist of a President, Secretary, Treasurer, and such other officers and assistant officers and agents, including one or more Vice Presidents, as may be deemed necessary by the Board of Directors. Each of the officers shall be elected by the Board at its annual meeting. The Board of Directors may also elect as an officer of the Corporation a Chairman of the Board. Each of the officers shall serve at the pleasure of the Board of Directors. These officers’ positions may be combined and filled by as few as one (1) person.

5.02                                  Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the Number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

5.03                                  Resignation. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. The resignation shall take effect at the time specified in the notice and, unless otherwise specified in it, the acceptance of the resignation shall not be necessary to make it effective.

5.04                                  Removal. Any officer or agent may be removed by a majority of the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served by so doing. Any removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.05                                  The President. The President shall have active executive management of the operations of the Corporation subject, however, to the control of the Board of Directors. The President shall preside at all meetings of shareholders and directors (if a Chairman of the Board shall not have been elected), discharge all the duties incident to the office of president and chief executive officer, and perform such other duties as these Bylaws provide or the Board of Directors may prescribe. The President shall have full authority to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation.

5.06                                  The Vice President. The Vice President, if one is selected, shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as these Bylaws may provide or the shareholders may prescribe. The Vice President as well as the President shall have full authority to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation.

5.07                                  The Secretary. The Secretary, if one is selected, shall attend all meetings of the Board of Directors and shall keep, or cause to be kept in a book provided for that purpose, a true and complete record of the proceedings of these meetings. The Secretary shall be custodian of the records and the seal of the Corporation and shall see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized. The Secretary shall attend to the giving of all notices and shall perform all duties incident to the office of secretary and such other duties as these Bylaws may provide or the Board of Directors may prescribe.

5.08                                  The Treasurer. The Treasurer, if one is selected, shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. The Treasurer shall be the legal custodian of all money, notes, securities, and other valuables that may from time to time come into the possession of the Corporation. The Treasurer shall immediately deposit all funds of the Corporation coming into his or her hands in some reliable bank or other depository to be designated by the Board of Directors and shall keep this bank account in the name of the Corporation. The Treasurer shall furnish at Meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform all duties incident to the office of treasurer and such other duties as these Bylaws may provide or the Board of Directors may prescribe.

5.09                                  Transfer of Authority. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided a majority of the full Board of Directors concur, except that to the extent provided by statute, the Secretary may not perform the functions of President.

5.10                                  Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

5.11                                  Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give bond or other security for the faithful performance of his/her duties, in such amount and with such surety as the Board of Directors may require.

ARTICLE VI

General Provisions

6.01                                  Special Corporate Acts—Negotiable Instruments, Deeds and Contracts. All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgage, and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by the President and the Vice President. The Board of Directors may, however, authorize any one of the officers to sign any of such instruments, for and in behalf of the Corporation, without necessity of counter-signature; designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and authorize the use of facsimile signatures of any such persons. Any shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders meeting of the other corporation by the President of the Corporation, if he be present, or, in his absence, by any Vice President of the Corporation who may be present, or, in the event that both the President and Vice President shall be absent, then by such person as the President of the Corporation shall, by duly executed proxy, designate to represent the Corporation at such shareholders meeting.

6.02                                  Transactions in Which Directors Have an Interest. Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are share holders, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of the director or directors at the meeting of the board of directors of the corporation that acts upon, or in reference to, the contract or transaction, and notwithstanding his or their participation in the action, if the transaction is fair and reasonable to the Corporation and the nature of such interest shall be disclosed or known to the Board of Directors, and the Board shall, nevertheless, authorize or ratify the contract or transaction, the interested director or directors to be counted in determining whether a quorum is present but only disinterested directors to be entitled to vote on such authorization or ratification. This section shall not be construed to invalidate any contract or other transaction that would otherwise be valid under the common and statutory law applicable to it.

6.03                                  Indemnification. The Corporation shall identify its past, present and future directors and officers (and their executors, administrators, or other legal representatives) against all reasonable expenses incurred by them in defending claims made or suits or proceedings brought against them as directors or officers and against all liability resulting from such claims, suits or proceedings pursuant to and to the extent provided in the Code of Virginia now in force or as it may be subsequently amended. Such indemnification shall occur if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

ARTICLE VII

Amendments

7.01                                  Amendments of BYLAWS. The Board of Directors shall have the power and authority to amend, alter or repeal these Bylaws or any provision thereof, and may from time to time make additional Bylaws.